SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2004

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 623-8800

(Former name or former address if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 4, 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) of IMPAC Medical Systems, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s registered public accounting firm. The Audit Committee has engaged Deloitte & Touche LLP (“Deloitte”) as of June 8, 2004 to serve as the Company’s independent accountant for the fiscal year ending September 30, 2004.

PwC’s audit reports on the Company’s consolidated financial statements as of and for the years ended September 30, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle except that PwC’s report noted that the Company has restated its consolidated financial statements as of and for the years ended September 30, 2003 and 2002 to reflect a restatement due to compliance with Statement of Position 97-2 with respect to the recognition of certain revenue as well as the deferral of certain commission and travel expenses as discussed below and in the footnotes to such financial statements.

In connection with its audit of the Company’s financial statements as of and for the years ended September 30, 2003 and 2002 and the subsequent period through June 4, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its audit reports on the Company’s consolidated financial statements for such years.

During the restatement, our registered public accounting firm, PricewaterhouseCoopers LLP, advised management and the Audit Committee that it noted certain matters regarding software revenue recognition practices during the periods under review that it considered to be material weaknesses and “reportable events” as defined by Item 304(a)(1)(v) of Regulation S-K during the years ended September 30, 2003 and 2002 and the subsequent period through June 4, 2004. In response to the matters identified, we are taking steps to strengthen control processes and procedures to identify, rectify and prevent the recurrence of the circumstances that resulted in our determination to restate prior period financial statements. The Company has authorized PwC to respond fully to all inquiries of Deloitte concerning the material weaknesses in the Company’s disclosure controls and procedures identified by PwC.

The Company has provided PwC with a copy of the foregoing disclosures and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. Attached as Exhibit 16 is a copy of the letter from PwC.

During the years ended September 30, 2003 and 2002 and the subsequent period through June 4, 2004, the Company did not consult with Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

16	Letter dated June 9, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ KENDRA A. BORREGO
Kendra A. Borrego Chief Financial Officer

Date: June 10, 2004

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EXHIBIT INDEX

Exhibit No.	Description
16	Letter dated June 9, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

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